EXHIBIT 22.1

                  REPORT OF PREDECESSOR INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of The Savannah Bancorp, Inc.:

         We have audited the accompanying consolidated balance sheet of The Savannah Bancorp, Inc. (a Georgia Corporation) and its subsidiary as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Bryan Bancorp of Georgia, Inc. for the year ended December 31, 1997, a company acquired during 1998 in a transaction accounted for as a pooling of interests, as discussed in Note 2. Such statements are included in the consolidated financial statements of The Savannah Bancorp, Inc. and reflect total assets of 30% as of December 31, 1998, and total revenues of 33% and 34% for each of the two years in the period ended December 31, 1998 of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for Bryan Bancorp of Georgia, Inc., is based solely upon the report of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of The Savannah Bancorp, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Jacksonville, Florida
January 25, 1999